Exhibit 24.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated June 28, 2010, with respect to the financial statements and supplementary schedule appearing in this Annual Report on form 11-K of the A. C. Moore Arts & Crafts, Inc. 401(k) Plan for the year ended December 31, 2009.

/s/ CLIFTON GUNDERSON, LLP Clifton Gunderson, LLP
Philadelphia, Pennsylvania
June 28, 2010